Exhibit 10.2

SIXTH AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT

This Sixth Amendment to Revolving Credit and Security Agreement (the “Amendment”) is made as of this 10th day of April, 2015 by and among Palm Coast Data Holdco, Inc., a corporation organized under the laws of the State of Delaware (“Palm Holding”), Kable Staffing Resources LLC, a limited liability company organized under the laws of the State of Delaware (“Kable Staffing”), Palm Coast Data LLC, a limited liability company organized under the laws of the State of Delaware (“Palm Coast”), and Fulcircle Media, LLC, a Delaware limited liability company (“FulCircle” and, together with Palm Holding, Kable Staffing, Palm Coast, and any other Person joined as a borrower to the Loan Agreement (as defined below) from time to time, collectively, the “Borrowers”, and each a “Borrower”), the financial institutions which are now or which hereafter become a party to the Loan Agreement (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”) and as a Lender.

BACKGROUND

A.           On May 13, 2010, Borrowers and PNC as a Lender and Agent entered into that certain Revolving Credit and Security Agreement (as same has been or may be amended, restated, modified, renewed, extended, replaced or substituted from time to time, including, without limitation, as amended by certain modifications and/or waivers contained in that certain (i) Consent Letter dated September 27, 2010, (ii) Consent Letter dated December 29, 2011, (iii) Waiver and Amendment dated July 18, 2012, (iv) First Amendment to Revolving Credit and Security Agreement dated as of October 1, 2012, (v) Second Amendment and Joinder to Revolving Credit and Security Agreement dated as of December 31, 2012, (vi) Third Amendment to Revolving Credit and Security Agreement dated as of March 29, 2013, (v) Fourth Amendment to Revolving Credit and Security Agreement dated as of June 11, 2014, and (vi) Fifth Amendment to Revolving Credit and Security Agreement dated as of February 9, 2015, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B.           Borrowers have informed Agent and Lenders that Borrowers intend to enter into an Asset Purchase Agreement dated as of even date herewith (the “Purchase Agreement”) with TSJ Staffing, LLC, as buyer (“Buyer”) and Kable Staffing, as seller, in which Buyer will acquire the Assets (as defined therein) which are used by Kable Staffing in the operation of its temporary staffing business for consideration that includes a purchase price equal to $250,000 in cash (collectively, the “Sale”).

C.           Borrowers have requested that Agent and Lenders (i) consent to the Sale, (ii) remove Kable Staffing as a Borrower under the Loan Agreement and other Existing Financing Agreements, and (iii) modify certain definitions, terms and conditions in the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

Section 1              Consent.

(a)          In reliance upon the documentation and information provided to Agent in connection with the Sale, and notwithstanding anything to the contrary contained in the Loan Agreement, including without limitation Sections 4.3, 7.1(b), and 10.15 of the Loan Agreement, or any other Existing Financing Agreement, upon the Effective Date, Agent and Lenders hereby consent to the Sale. Upon the effectiveness of this Amendment, Kable Staffing shall be removed as a Borrower under the Loan Agreement and other Existing Financing Agreements, and Palm Coast, Palm Holding, and FulCircle shall remain as Borrowers under the Loan Agreement and other Existing Financing Agreements.

(b)          This consent shall be effective only as to the items set forth in the preceding paragraph. This consent shall not be deemed to constitute a consent to the breach by Borrowers of any covenants or agreements contained in any Existing Financing Agreement with respect to any other transaction or matter. Borrowers agree that the consent set forth in the preceding paragraph (a) shall be limited to the precise meaning of the words as written therein and shall not be deemed (i) to be a consent to, or any waiver or modification of, any other term or condition of any Existing Financing Agreement, or (ii) to prejudice any right or remedy that Agent or Lenders may now have or may in the future have under or in connection with any Existing Financing Agreement other than with respect to the matters for which the consent in the preceding paragraph (a) has been provided. Other than as described in this Amendment, the consent described in the preceding paragraph (a) shall not alter, affect, release or prejudice in any way any Obligations under the Existing Financing Agreements. This consent shall not be construed as establishing a course of conduct on the part of Agent or Lenders upon which the Borrowers may rely at any time in the future. Borrowers expressly waive any right to assert any claim to such effect at any time.

Section 2              Amendments to Loan Agreement

(a)           Definitions. On the Effective Date, the following definitions contained in Section 1.2 of the Loan Agreement shall be amended and restated in their entirety as follows:

“Maximum Loan Amount” shall mean $5,000,000.

“Maximum Revolving Advance Amount” shall mean $5,000,000.

(b)          Term. On the Effective Date, Section 13.1 of the Loan Agreement shall be amended and restated in its entirety as follows:

13.1         Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until August 12, 2015 (the “Term”) unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon sixty (60) days’ prior written notice upon payment in full of the Obligations. In the event the Obligations are prepaid in full prior to the expiration of the Term and this Agreement is terminated, Borrowers shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to one percent (1%) of the Maximum Loan Amount.

Section 3              Representations, Warranties and Covenants of Borrowers. Each Borrower hereby represents and warrants to and covenants with the Agent and the Lenders that:

(a)          such Borrower reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that after giving effect to this Amendment all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b)          from and after the Effective Date, such Borrower reaffirms all of the covenants contained in the Loan Agreement (as amended hereby), covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c)          no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d)          such Borrower has the authority and legal right to execute, deliver and carry out the terms of this Amendment and the A&R Note, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officer executing this Amendment on its behalf was similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any material contract or agreement to which it is a party or by which any of its properties are bound;

(e)          this Amendment, the A&R Note, and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally; and

(f)          all intercompany balances payable to Kable Staffing from any other Borrower have been offset, released, or paid in full, and all Advances relating to Kable Staffing, have been paid in full.

Section 4             Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon the date of satisfaction of all of the following conditions precedent (the “Effective Date”) (all documents to be in form and substance reasonably satisfactory to Agent and Agent’s counsel):

(a)          Agent shall have received this Amendment fully executed by the Borrowers;

(b)          Agent shall have received an Amended and Restated Revolving Credit Note in the original principal amount of $5,000,000, executed by Palm Coast, FulCircle, and Palm Holding in favor of PNC (the “A&R Note”);

(c)          Payment by Borrowers to Agent, in immediately available funds of an amendment fee in an amount equal to $5,000, which amendment fee shall be fully earned by Agent and non-refundable upon the effectiveness of this Amendment;

(d)          Agent shall have received fully executed copies of the Purchase Agreement and related documents, instruments, and agreements;

(e)          Agent shall have received an amended and restated version of the ARIC Note in which the maturity date under such note is extended to a date which is not less than ninety (90) days beyond the end of the Term;

(f)          Borrowers shall have provided evidence satisfactory to Agent that all intercompany balances payable to Kable Staffing from any other Borrower have been offset, released, or paid in full, and all Advances relating to Kable Staffing, have been paid in full;

(g)          All documents, instruments and information required to be delivered hereunder shall be in form and substance reasonably satisfactory to Agent and Agent’s counsel;

(h)          Agent shall have received such other documents as Agent or counsel to Agent may reasonably request; and

(i)          No Default or Event of Default shall have occurred and be continuing, both prior and after giving effect to the terms of this Amendment.

Section 5              Further Assurances. Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

Section 6             Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

Section 7             Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

Section 8              Reaffirmation of Subordination Agreement. By execution of this Amendment, ARIC hereby acknowledges the terms of this Amendment and confirms that the terms and conditions of the Amended and Restated Subordination Agreement dated as of October 1, 2012, as amended, restated, supplemented, or modified from time to time, are hereby reaffirmed and shall continue in full force and effect as therein written.

Section 9             Security Interest. As security for the payment and performance of the Obligations, and satisfaction by the Borrowers of all covenants and undertakings contained in the Loan Agreement and the other Existing Financing Agreements, each of Palm Coast, FulCircle, and Palm Holding reconfirms the prior grant of the security interest in and first priority, perfected lien in favor of Agent for its benefit and the ratable benefit of each Lender, upon and to, all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired, created or arising and wherever located.

Section 10       Confirmation of Indebtedness. Borrowers confirm and acknowledge that as of April 9, 2015, Borrowers were indebted to Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $0 due on account of Revolving Advances, and $0 on account of undrawn Letters of Credit, plus all fees, costs and expenses incurred to date in connection with the Loan Agreement and the Other Documents.

Section 11          Miscellaneous

(a)          Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)          Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)          Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)          Governing Law. The terms and conditions of this Amendment shall be governed by the laws of the Commonwealth of Pennsylvania without regard to provisions of conflicts of law.

(e)          Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or pdf transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

PALM COAST DATA HOLDCO, INC.
PALM COAST DATA LLC
FULCIRCLE MEDIA, LLC
KABLE STAFFING RESOURCES LLC

By:	/s/ Peter M. Pizza
Name:	Peter M. Pizza
Title:	Vice President

SUBORDINATED LENDER:

American Republic Investment Co.

By:	/s/ Peter M. Pizza
Name:	Peter M. Pizza
Title:	Vice President

[SIGNATURE PAGE TO SIXTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT]

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PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent

By:	/s/ Jacqueline MacKenzie
Name:	Jacqueline MacKenzie
Title:	Vice President

[SIGNATURE PAGE TO SIXTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT]

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